UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2026

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On August 24, 2026, Evergy, Inc. (the “Company”) terminated the $500 million Term Loan Credit Agreement, dated as of February 11, 2026, between the Company and Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto, which was to mature on February 10, 2027. The Company incurred no early termination penalties as a result of such termination.

Item 8.01.	Other Events.

On August 24, 2026, the Company issued $600,000,000 in aggregate principal amount of the Company’s 6.40% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “Notes”), pursuant to an Underwriting Agreement, dated August 17, 2026, among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the registration statement (the “Registration Statement”) on Form S-3 of the Company, filed with the Securities and Exchange Commission on August 16, 2024 (File No. 333-281614).

In connection with the issuance and sale of the Notes, the Company entered into the several agreements and other instruments listed in Item 9.01 of this Current Report on Form 8-K and filed as exhibits hereto. Also, in connection with the issuance and sale of the Notes, the Company is filing a legal opinion regarding the validity of the Notes as Exhibit 5.1 to this Current Report on Form 8-K and a legal opinion regarding certain tax matters as Exhibit 8.1 to this Current Report on Form 8-K for the purpose of incorporating such opinions into the Registration Statement. Each of these exhibits is incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated August 17, 2026 among Evergy, Inc. and BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Supplemental Indenture No. 5, dated as of August 24, 2026, to the Subordinated Indenture, dated as of May 18, 2009, between Evergy, Inc. (as successor to Great Plains Energy Incorporated) and The Bank of New York Mellon Trust Company, N.A., as trustee, and the form of global note included therein.

5.1	Opinion of Hunton Andrews Kurth LLP, regarding the validity of the Notes.

8.1	Opinion of Hunton Andrews Kurth LLP, regarding certain tax matters.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergy, Inc.

Date: August 24, 2026	/s/ Geoffrey T. Ley
Geoffrey T. Ley
Senior Vice President, Corporate Planning and Treasurer